Exhibit (h)(1)(iii)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

AllianzGI Institutional Multi-Series Trust,

On Behalf of Each Portfolio Listed on Schedule A,

Individually and not Jointly or Jointly and Severally

And

State Street Bank and Trust Company

This Amendment to the Transfer Agency and Service Agreement, dated June 30, 2014, as amended (the “Agreement”) is made as of this 15th day of May, 2019, between AllianzGI Institutional Multi-Series Trust (the “Fund”), on behalf of each Portfolio listed on Schedule A, individually and not jointly or jointly and severally, and State Street Bank and Trust Company (the “Transfer Agent”) (by means of novation between the Transfer Agent, DST Asset Manager Solutions, Inc. )(f/k/a Boston Financial Data Services, Inc.) and the Fund (the “Amendment”). In accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of May 15, 2019; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment.

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST	STATE STREET BANK AND TRUST COMPANY

By:	/s/ Thomas J. Fuccillo	By:	/s/ Andrew Erickson
Name:	Thomas J. Fuccillo	Name:	Andrew Erickson
Title:	President & Chief Executive Officer	Title:	Executive Vice President
As an Authorized Officer on behalf of each of the Portfolios indicated on Schedule A

SCHEDULE A

Dated: March 21, 2019

AllianzGI Institutional Multi-Series Trust

AllianzGI Advanced Core Bond Portfolio

AllianzGI Best Styles Global Managed Volatility Portfolio

AllianzGI Global Small-Cap Opportunities Portfolio

AllianzGI International Growth Portfolio